UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 10, 2009

AllianceBernstein Holding l.p.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2009, AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AB Holding”) announced that Gerald M. Lieberman, who is a member of the Board of Directors (“Board”) of AllianceBernstein Corporation (“Corporation”), which is the general partner of AllianceBernstein and AB Holding, and President and Chief Operating Officer of the Corporation, is retiring, effective July 31, 2009 (“Retirement Date”).

Mr. Lieberman, AllianceBernstein and the Corporation have entered into an agreement setting forth the terms of Mr. Lieberman’s retirement (“Lieberman Retirement Agreement”).  Mr. Lieberman will continue to be paid his base salary of $200,000, less applicable tax withholdings and other payroll deductions, through January 31, 2010.  Mr. Lieberman shall receive a lump sum separation payment of $2,600,000, less applicable tax withholdings and other payroll deductions, as promptly as possible after June 17, 2009.  In addition, Mr. Lieberman shall be awarded restricted units representing assignments of beneficial ownership of limited partnership interests in AB Holding (“Units”) in an amount equal to $3,400,000, which shall be determined by dividing $3,400,000 by the average closing price on the New York Stock Exchange of a Unit for the period covering the four trading days immediately preceding the Retirement Date, the Retirement Date and the five trading days immediately following the Retirement Date, and rounded up to the nearest whole number.  These restricted Units shall vest ratably on July 31 in each of 2010, 2011 and 2012, provided Mr. Lieberman complies with the other terms of the Lieberman Retirement Agreement.  Mr. Lieberman will also receive, until July 31, 2012, a number of continuing benefits from AllianceBernstein as described in the Lieberman Retirement Agreement.

On June 10, 2009, AllianceBernstein and AB Holding announced that David A. Steyn, age 49, will succeed Mr. Lieberman as Chief Operating Officer of the Corporation, AllianceBernstein and AB Holding.

Mr. Steyn joined our firm in 1999, having been the founding co-Chief Executive Officer of Sanford Bernstein’s London office, and has been Executive Vice President and Global Head of Distribution since April 2007. In this role, the Heads of AllianceBernstein’s three distribution channels – Institutional Investments, Retail and Private Client – report to him. Prior to serving in this role, Mr. Steyn had been Executive Vice President and Head of Institutional Investments since November 2003.  Mr. Steyn will continue to oversee AllianceBernstein’s distribution services in addition to assuming his new duties as Chief Operating Officer.

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

AB Holding is furnishing a news release announcing that Gerald M. Lieberman, in connection with his retirement, has resigned as Director of the Corporation and President and Chief Operating Officer of the Corporation, AllianceBernstein and AB Holding, effective July 31, 2009, and that David A. Steyn will replace Mr. Lieberman as Chief Operating Officer.  Our news release (“News Release”) relating to this managerial change is attached hereto as Exhibit 99.01.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	News Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein Holding l.p.

Dated: June 11, 2009	By:	/s/ Laurence E. Cranch
Laurence E. Cranch Executive Vice President, General Counsel and Corporate Secretary